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                                                                 EXHIBIT (j)(2)


                          INDEPENDENT AUDITORS' CONSENT

      We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 72 to the Registration Statement (1933 Act File No. 2-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our report dated February 11, 2000 on our audit of the financial statements of the Tax-Managed Growth Portfolio included in the 1999 Annual Report to Shareholders of Eaton Vance Tax-Managed Growth Fund, our report dated February 29, 2000 on our audit of the financial statement of the Capital Appreciation Portfolio included in Post-Effective Amendment No. 61 of the Trust and our report dated August 15, 2000 on our audit of the financial statement of the Tax-Managed Emerging Growth Portfolio included in Post-Effective Amendment No. 68 of the Trust.


                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP

January 16, 2001
Boston, Massachusetts